UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Infinity Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Infinity Pharmaceuticals Provides Additional Information on MARIO-8 Study Evaluating
Eganelisib in Combination with the PD-1 Targeted Checkpoint Inhibitor Pembrolizumab
(KEYTRUDA®) in Patients with Squamous Cell Cancer of the Head and Neck (SCCHN)

CAMBRIDGE, Mass.--(BUSINESS WIRE)—July 10, 2023-- Infinity Pharmaceuticals, Inc. (Nasdaq: INFI) (“Infinity”), a clinical-stage biotechnology company developing eganelisib, a first-in-class, oral, immuno-oncology macrophage reprogramming drug candidate, announced further design features of its Phase 2 MARIO-8 study in SCCHN.

The adaptive design of the MARIO-8 study is intended to optimize the dose of the oral drug candidate, eganelisib, in combination with the standard dose of pembrolizumab, in 40-70 patients in Part A of the study. The dose optimization phase of the study will evaluate two dose regimens of eganelisib; a 30mg regimen, dosed daily for two out of every three weeks, and a 20mg regimen, with continuous daily dosing. The company has received FDA feedback and, pending final FDA review and subject to the successful close of the company’s proposed merger with MEI Pharma, Inc. (“MEI”), preliminary safety and efficacy data to inform the dose selection are expected in the second half of 2024.

The selected eganelisib dose, in combination with pembrolizumab, will be further evaluated in Part B of the study in approximately 100 additional patients, with the primary endpoint of overall survival and secondary endpoints of progression free survival and safety.

“Our ability to optimize the eganelisib dose in MARIO-8 is a very attractive component of this study, furthering our objective of bringing eganelisib to patients with squamous cell cancer of the head and neck.  These patients are in urgent need of better therapies and the data generated to date with eganelisib in combination with a checkpoint inhibitor in patients with SCCHN are encouraging,” said Robert Ilaria, MD, Infinity’s Chief Medical Officer. “We are pleased to have received the FDA’s feedback and to have made great progress toward study initiation.”

To view presentations on eganelisib, the treatment landscape in SCCHN, the data generated to date with eganelisib in patients with SCCHN from the MARIO-1 study, and the MARIO-8 study design by Infinity Chief Medical Officer Robert Ilaria and Dr. Ezra Cohen, the principal SCCHN investigator in the MARIO-1 study, please view the webcast on Infinity’s website which can be located at www.infi.com under the Investor/Media tab in the Events and Presentations folder titled “MEI Pharma and Infinity Merger and Clinical Program Update June 19, 2023”.

Update on Proposed Transformative Merger with MEI

Infinity is pleased to report that a second leading independent proxy advisory firm, Glass, Lewis & Co (“Glass Lewis”) has joined Institutional Shareholder Services Inc. (“ISS”) in recommending that stockholders of Infinity and MEI vote FOR the merger between the two companies. The combined company is expected to have an attractive combined clinical pipeline, strong balance sheet, and multiple potential value creation opportunities for stockholders.

Infinity stockholders are reminded to vote their proxies today FOR the proposals described in the joint proxy statement and prospectus, prior to the Infinity virtual special meeting of stockholders on July 14, 2023, at 10 a.m. Eastern Time.

It is very important that Infinity stockholders vote, as not voting has the same effect as voting against the proposed merger.

Infinity Stockholders who have questions about voting their proxy are encouraged to contact Morrow Sodali LLC who are assisting us, at 1-800-662-5200 or INFI@info.morrowsodali.com.

About Infinity Pharmaceuticals

Infinity Pharmaceuticals, Inc. (Nasdaq: INFI) is a clinical-stage biotechnology company developing eganelisib (IPI-549), a potential first-in-class, oral, immuno-oncology macrophage reprogramming therapeutic which is designed to address a fundamental biologic mechanism of immune suppression in cancer in multiple clinical studies. For more information on Infinity, please refer to Infinity’s website at www.infi.com.

Important Information about the Merger and Where to Find It

This communication relates to a proposed transaction between Infinity and MEI. In connection with the proposed merger, MEI filed with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a joint proxy statement of MEI and Infinity (the “Joint Proxy Statement/Prospectus”) that also constitutes a prospectus of MEI. The registration statement on Form S-4 was declared effective by the SEC on June 6, 2023. MEI and Infinity have each filed and mailed the Joint Proxy Statement/Prospectus to their respective stockholders. INVESTORS AND MEI’S AND INFINITY’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY EACH OF MEI AND INFINITY WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and stockholders may obtain a free copy of the Joint Proxy Statement/Prospectus and other documents containing important information about MEI and Infinity from the SEC’s website at www.sec.gov. MEI and Infinity make available free of charge at www.meipharma.com and www.infi.com, respectively (in the “Investors” and “Investors/Media” sections, respectively), copies of materials they file with, or furnish to, the SEC.

Participants in the Solicitation

MEI, Infinity and their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of MEI and Infinity in connection with the proposed merger. Securityholders may obtain information regarding the names, affiliations and interests of MEI’s and Infinity’s directors and executive officers in the Joint Proxy Statement/Prospectus which may be obtained free of charge from the SEC’s website at www.sec.gov, MEI’s investor website at https://www.meipharma.com/investors and Infinity’s investor website at https://investors.infi.com/.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the federal securities law. Such statements are based upon current plans, estimates and expectations of the management of MEI and Infinity that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding: the expected timing of the closing of the proposed merger; the ability of the parties to complete the proposed merger considering the various closing conditions; the expected benefits of the proposed merger, including estimations of anticipated cost savings and cash runway; the competitive ability and position of the combined company; the potential, safety, efficacy, and regulatory and clinical progress of the combined company’s product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and the expectations surrounding potential regulatory submissions, approvals and timing thereof; the sufficiency of the combined company’s cash, cash equivalents and short-term investments to fund operations; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from MEI’s and Infinity’s plans, estimates or expectations could include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect MEI’s and Infinity’s businesses and the price of their respective securities; (ii) uncertainties as to the timing of the consummation of the proposed merger and the potential failure to satisfy the conditions to the consummation of the proposed merger, including obtaining stockholder and regulatory approvals; (iii) the proposed merger may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement, pendency or completion of the proposed merger on the ability of MEI or Infinity to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom MEI or Infinity does business, or on MEI’s or Infinity’s operating results and business generally; (v) MEI’s or Infinity’s respective businesses may suffer as a result of uncertainty surrounding the proposed merger and disruption of management’s attention due to the proposed merger; (vi) the outcome of any legal proceedings related to the proposed merger or otherwise, or the impact of the proposed merger thereupon; (vii) MEI or Infinity may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and the proposed merger; (ix) restrictions during the pendency of the proposed merger that may impact MEI’s or Infinity’s ability to pursue certain business opportunities or strategic transactions; (x) the risk that MEI or Infinity may be unable to obtain governmental and regulatory approvals required for the proposed merger, or that required governmental and regulatory approvals may delay the consummation of the proposed merger or result in the imposition of conditions that could reduce the anticipated benefits from the proposed merger or cause the parties to abandon the proposed merger; (xi) risks that the anticipated benefits of the proposed merger or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, economic, competitive and technological changes; (xiii) risks relating to the value of MEI shares to be issued in the proposed merger; (xiv) the risk that integration of the proposed merger post-closing may not occur as anticipated or the combined company may not be able to achieve the benefits expected from the proposed merger, as well as the risk of potential delays, challenges and expenses associated with integrating the combined company’s existing businesses; (xv) exposure to inflation, currency rate and interest rate fluctuations, as well as fluctuations in the market price of MEI’s and Infinity’s traded securities; (xvi) the impact of the COVID-19 pandemic on MEI’s and Infinity’s industry and individual companies, including on counterparties, the supply chain, the execution of clinical development programs, access to financing and the allocation of government resources; (xvii) final data from pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; (xviii) costs and delays in the development and/or U.S. Food and Drug Administration (“FDA”) approval, or the failure to obtain such approval, of the combined company’s product candidates; (xix) regulatory authorities may not agree with the design or results of clinical studies and as a result future clinical studies may be subject to holds; (xx) uncertainties or differences in interpretation in clinical trial results; (xxi) the combined company’s inability to maintain or enter into, and the risks resulting from dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any product candidates; and (xxii) the ability of MEI or Infinity to protect and enforce intellectual property rights; and (xxiii) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as MEI’s and Infinity’s response to any of the aforementioned factors. Additional factors that may affect the future results of MEI and Infinity are set forth in their respective filings withthe SEC , including the section entitled “Risk Factors” in the Registration Statement on Form S-4 that was declared effective by the SEC on June 6, 2023 and each of MEI’s and Infinity’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. See in particular MEI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 in Part I, Item 1A, “Risk Factors,” and Infinity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in Part I, Item 1A, “Risk Factors.” The risks and uncertainties described above and in the SEC filings cited above are not exclusive and further information concerning MEI and Infinity and their respective businesses, including factors that potentially could materially affect their respective businesses, financial conditions or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While MEI and Infinity may elect to update such forward-looking statements at some point in the future, they disclaim any obligation to do so, other than as may be required by law, even if subsequent events cause their views to change.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference.

Infinity Contact
Melissa Hackel
Tel: 617-453-1117

Morrow Sodali, LLC
Tel: (800) 662-5200
INFI@info.morrowsodali.com